SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported)  September 13, 2006

	Registrant, Address of Principal	I.R.S. employer
Commission File	Executive Offices and Telephone	Identification	State of
Number	Number	Number	Incorporation

1-08788	SIERRA PACIFIC RESOURCES P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358	Nevada

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104	Nevada
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 — Termination of a Material Definitive Agreement
Signatures

Item 1.02 — Termination of a Material Definitive Agreement
     Nevada Power Company (“NPC”), a wholly-owned subsidiary of Sierra Pacific Resources, has satisfied and discharged its Indenture of Mortgage, dated as of October 1, 1953, with Deutsche Bank Trust Company Americas, as trustee (the “First Mortgage Indenture”). The lien of the First Mortgage Indenture constituted a first priority lien on substantially all of NPC’s utility property in Nevada, Arizona and Utah and secured NPC’s obligations with respect to bonds issued under the First Mortgage Indenture. As previously reported, the last remaining bonds outstanding under the First Mortgage Indenture have been retired and cancelled and the lien of NPC's General and Refunding Mortgage Indenture, dated as of May 1, 2001, with The Bank of New York, as trustee, will become NPC's first priority lien on substantially all of its utility property in Nevada. The satisfaction and discharge of the First Mortgage Indenture is effective as of September 13, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: September 13, 2006	By:	/s/ Paul J. Kaleta
Paul J. Kaleta
Corporate Senior Vice President, General Counsel and Corporate Secretary

Nevada Power Company (Registrant)
Date: September 13, 2006	By:	/s/ Paul J. Kaleta
Paul J. Kaleta
Senior Vice President, General Counsel and Secretary